News	Investor Contact:	Media Contact:
	Dennis C. Fabro	Paige Steers
	Senior Vice President,	Director,
	Investor Relations	Public Relations
	(312) 798-6290	(312) 798-6118

EXHIBIT: 99.1
Trizec Reports Fourth Quarter and Full Year 2005 Results
     CHICAGO, Feb. 9, 2006 - Trizec Properties, Inc. (NYSE: TRZ) (“the Company”) today reported financial and operating results for the fourth quarter ended December 31, 2005.
     The Company reported funds from operations available to common stockholders (“FFO”) of $64.6 million, or $0.41 per diluted share, for the fourth quarter of 2005, compared to $64.6 million, or $0.42 per diluted share, for the same period a year earlier. Fourth quarter 2004 FFO included a derivative gain of $3.8 million, or $0.02 per diluted share.
     For the fourth quarter of 2005, net income available to common stockholders, the generally accepted accounting principles (“GAAP”) measurement most directly comparable to FFO, totaled $98.3 million, or $0.62 per diluted share, and included a net gain on disposition of real estate totaling $93.6 million, or $0.59 per diluted share. This compares to net income available to common stockholders of $103.2 million, or $0.67 per diluted share, for the fourth quarter of 2004, which included the impact on FFO noted above as well as an $82.4 million, or $0.54 per diluted share, net gain on disposition of real estate. The attached financial information contains the reconciliation between net income available to common stockholders and FFO.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended December 31, 2005 totaled 159,191,349 compared to 153,470,355 for the fourth quarter of 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 4.2 million warrants and options during 2005, as well as the impact of a 31 percent higher average share price during the fourth quarter of 2005 versus the fourth quarter of 2004.
     Tim Callahan, Trizec’s president and chief executive officer commented, “2005 was another successful year for Trizec, highlighted by numerous significant achievements, including the continuation of our capital recycling program that resulted in $445 million of non-core office dispositions and $625 million of acquisitions. These transactions place Trizec as a net acquirer

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Fourth Quarter and Full Year 2005 Results
for the first time since 1999.” Mr. Callahan added, “With our largest acquisition ever, a pending $1.6 billion office portfolio in Southern California, and improving office market fundamentals nationally, we have strong momentum going into 2006.”
     The financial statements for the three and twelve months ended December 31, 2004 included in this release and the attached financial information below have been restated to reflect the properties that the Company has reclassified as discontinued operations since January 1, 2005, in accordance with GAAP. Such reclassification, however, does not impact the net income available to common stockholders for the three and twelve months ended December 31, 2004 as previously reported.
     Fourth quarter 2005 total revenues from continuing operations were $189.0 million, compared to $169.6 million during the three months ended December 31, 2004. This increase was primarily due to the revenues from three office properties that the Company acquired subsequent to October 1, 2004 for $621.8 million.
     Lease termination fees from continuing operations and the Company’s pro rata share of such fees from unconsolidated joint ventures totaled $1.2 million for the quarter ended December 31, 2005, compared to $2.4 million reported in the fourth quarter of 2004. Termination fees from discontinued operations during the quarter totaled $3.9 million, primarily attributable to a tenant’s early termination at Williams Center. This termination fee was offset by a related $3.5 million provision for loss on discontinued real estate recognized during the fourth quarter of 2005.
     During the fourth quarter of 2005, the Company leased 1.8 million square feet of space in its office portfolio with an average lease term of 7.6 years. The average gross rental rate on leases executed in the quarter was $26.72 per square foot compared to $26.86 per square foot on leases that expired during the quarter. At December 31, 2005, occupancy was 88.2 percent for the Company’s owned area, which includes its wholly-owned properties and its pro rata share of joint ventures. Occupancy based on total area, which includes 100 percent of the Company’s consolidated properties and 100 percent of its unconsolidated joint venture properties, was also 88.2 percent at December 31, 2005, with consolidated properties at 88.2 percent and unconsolidated joint venture properties at 88.3 percent.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) decreased by 0.9 percent on a same-property basis compared to the fourth quarter of 2004.
     FFO for the year ended December 31, 2005 totaled $266.7 million, or $1.69 per diluted share, compared to $141.8 million, or $0.93 per diluted share, for the year ended December 31, 2004. FFO for the year 2004 included a $148.3 million, or $0.97 per diluted share, impact from a net provision for loss on real estate and investment and loss on early debt retirement.

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Trizec Reports Fourth Quarter and Full Year 2005 Results
     For the year ended December 31, 2005, the Company reported net income available to common stockholders of $200.1 million, or $1.27 per diluted share, which includes a net gain on disposition of real estate of $133.2 million, or $0.84 per diluted share. This compares to net income available to common stockholders of $96.5 million, or $0.63 per diluted share, for the year ended December 31, 2004. In addition to the impact on FFO described above, net income for the year 2004 included a $133.6 million, or $0.87 per diluted share, net gain on disposition of real estate.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the year ended December 31, 2005 totaled 157,877,915 compared to 153,109,854 for the same period in 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 4.2 million warrants and options during 2005 as well as the impact of a 27 percent higher average share price during 2005 versus 2004, on the calculation of dilutive shares.
     Total revenues from continuing operations for the twelve months ended December 31, 2005 were $722.0 million, compared to $647.4 million during the same period last year. This increase was primarily due to the revenues from four office properties that the Company acquired subsequent to January 1, 2004 for approximately $1.1 billion.
     Total lease termination fees from continuing operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $7.2 million for the year ended December 31, 2005, compared to $7.5 million for the same period in 2004. Termination fees from discontinued operations during 2005 totaled $4.3 million, primarily due to the previously mentioned fee from a tenant at Williams Center during the fourth quarter.
     The Company leased 5.9 million square feet of space in its office portfolio during the year ended December 31, 2005, with an average lease term of 7.7 years. The average gross rental rate on leases executed during 2005 was $25.04 per square foot compared to $25.50 per square foot on leases expiring during the same time period.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) declined 1.0 percent as compared to the same period in 2004, on a same-property basis.
Highlights for the fourth quarter 2005:
•	On December 22, Trizec announced an agreement to acquire a high-quality Southern California office portfolio, currently owned by Arden Realty, Inc., comprised of 13 properties, totaling 4.1 million square feet, and several development land parcels for $1.63 billion. With this transaction, Trizec will nearly double its Southern California office portfolio from 4.5

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Trizec Reports Fourth Quarter and Full Year 2005 Results
million square feet to more than 8.6 million square feet. Accordingly, Southern California will become Trizec’s largest market and will represent approximately 30 percent of the Company’s total net operating income, based on Trizec’s current portfolio. Trizec’s portfolio acquisition is contingent upon the completion of GE Real Estate’s acquisition of Arden and is expected to close in late first quarter or early second quarter of 2006, subject to approval by Arden’s common shareholders and certain other customary closing conditions. Assuming the acquisition of the Arden portfolio, Trizec’s total acquisition volume since the third quarter of 2004 will total $2.8 billion.

•	On November 7, announced that the Company was awarded the 2005 Gold “Leader in the Light” award from the National Association of Real Estate Investment Trusts (NAREIT) in collaboration with the United States Environmental Protection Agency (EPA). This award recognizes company-wide operations that generate substantially improved energy efficiency and expense management.

•	On November 1, a 50/50 joint-venture partnership between Trizec and Principal Real Estate Investors acquired the Victor Building, a 343,000-square-foot property located in Washington, D.C., for $157.5 million. Including the Victor Building, Trizec has acquired interests in three premier office properties in Washington, D.C. totaling 961,000 square feet during the past 18 months. Trizec’s full-year 2005 acquisition volume totaled over $625 million.

•	On October 31, announced the modification and extension of the Company’s $750 million unsecured credit facility. The restructured facility has a three-year term with a one-year extension option, carries a current borrowing rate below that of the prior credit facility, and is fully revolving.

•	During the fourth quarter, sold three non-core office properties for $191.5 million and recognized a gain on disposition totaling $93.6 million. Full year 2005 disposition volume totaled $444.7 million.
•	On October 18, sold Beaumeade Corporate Park, a six-building 460,000-square-foot office park in Ashburn, Virginia for $53 million.

•	On October 18, sold Twinbrook Metro Plaza, a 165,000-square-foot property in Rockville, Maryland for $52 million.

•	On October 7, sold the Watergate Office Building, a 261,000-square-foot property in Washington, D.C. for $86.5 million.

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Trizec Reports Fourth Quarter and Full Year 2005 Results
Subsequent to the end of the fourth quarter 2005:
▪	On January 10, announced the sale of Williams Center I & II, a 770,000-square-foot property in Tulsa, Okla. for $42.5 million. With this transaction, Trizec has exited the Tulsa market.

▪	On January 10, announced the appointment of John R. Barganski as vice president, leasing of the Company’s Southern California Region.

▪	On January 3, announced lease renewal and expansion transactions with CDW Corporation and Arnstein & Lehr totaling 346,000 square feet, representing 50 percent of the rentable space at 120 South Riverside Plaza in downtown Chicago.

▪	On January 3, announced the renewal of Bank of America’s lease for more than 29 floors, totaling approximately 640,000 square feet of Class A office space, at Bank of America Plaza in downtown Charlotte.
     Trizec reiterated its FFO guidance for 2006 to be in the range of $1.60 to $1.70 per share on a fully-diluted basis. This guidance is based on the Company’s expectation that its average occupancy levels will remain stable; however, rental rates on new and renewal leases are expected to be lower than rental rates on expiring leases and operating expenses are expected to increase relative to 2005. Additionally, this FFO guidance includes the impact of anticipated property dispositions that may occur during the first half of 2006, but excludes any impact from the Company’s pending $1.63 billion Southern California portfolio acquisition.
     Trizec also reiterated its guidance for 2006 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $0.28 to $0.36 per diluted share and reflects certain projected impacts on 2006 FFO projections, described above. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.
     Trizec Properties will conduct a conference call today, February 9, from 11:00 a.m. to 12:30 p.m. Central Time, to discuss fourth quarter 2005 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com, via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.
     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 4439835. A replay of this call will be available online at the Company’s web site and at various financial web portals.

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Trizec Reports Fourth Quarter and Full Year 2005 Results
     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.
     Trizec Properties, Inc., a real estate investment trust (“REIT”) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 49 office properties totaling approximately 36 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1. Business – Risk Factors” in our 2004 Form 10-K, filed with the Securities and Exchange Commission on March 11, 2005. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to integrate and realize the full benefits from our acquisitions, including the Arden office portfolio; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; material increases in the amount of special dividends payable to affiliates of Trizec Canada on shares of our special voting stock as a result of increases in the applicable cross-border withholding tax rates; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

	December 31	December 31
$ in thousands, except share and per share amounts	2005	2004
Assets
Real estate	$4,565,123	$4,335,159
Less: accumulated depreciation	(672,451)	(619,010)

Real estate, net	3,892,672	3,716,149
Cash and cash equivalents	36,498	194,265
Escrows and restricted cash	70,004	83,789
Investment in unconsolidated real estate joint ventures	206,970	119,641
Office tenant receivables (net of allowance for doubtful accounts of $3,718 and $6,677 at December 31, 2005 and December 31, 2004, respectively)	13,087	9,306
Deferred rent receivables (net of allowance for doubtful accounts of $1,438 and $831 at December 31, 2005 and December 31, 2004, respectively)	139,135	137,561
Other receivables (net of allowance for doubtful accounts of $3,080 and $2,473 at December 31, 2005 and December 31, 2004, respectively)	7,384	9,914
Deferred charges (net of accumulated amortization of $82,365 and $68,802 at December 31, 2005 and December 31, 2004, respectively)	124,061	115,669
Prepaid expenses and other assets, net	216,098	139,118

Total Assets	$4,705,909	$4,525,412

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$1,863,273	$2,069,282
Unsecured credit facility	347,000	150,000
Trade, construction and tenant improvements payables	19,127	25,386
Accrued interest expense	5,697	8,116
Accrued operating expenses and property taxes	108,099	86,713
Other accrued liabilities	172,583	135,201
Dividends payable	32,329	32,407
Taxes payable	27,508	51,406

Total Liabilities	2,575,616	2,558,511

Commitments and Contingencies	—	—

Minority Interest	8,137	7,348

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 156,478,409 and 152,164,471 issued at December 31, 2005 and December 31, 2004, respectively, and 156,419,864 and 152,132,857 outstanding at December 31, 2005 and December 31, 2004, respectively	1,565	1,521
Additional paid in capital	2,283,591	2,211,545
Accumulated deficit	(158,178)	(232,965)
Treasury stock, at cost, 58,545 and 31,614 shares at December 31, 2005 and December 31, 2004, respectively	(750)	(415)
Unearned compensation	(446)	(798)
Accumulated other comprehensive loss	(3,826)	(19,535)

Total Stockholders’ Equity	2,121,956	1,959,353

Total Liabilities and Stockholders’ Equity	$4,705,909	$4,525,412

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Consolidated Statements of Operations (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except share and per share amounts	2005	2004	2005	2004
Revenues
Rentals	$129,857	$118,786	$499,918	$454,241
Recoveries from tenants	30,329	26,223	111,099	94,097
Parking and other	27,118	22,821	104,090	88,005
Fee income	1,740	1,754	6,887	11,048

Total Revenues	189,044	169,584	721,994	647,391

Expenses
Operating	69,966	59,622	249,245	216,935
Property taxes	22,345	18,754	88,112	72,579
General and administrative	10,519	12,463	38,653	39,759
Depreciation and amortization	48,047	37,593	170,753	132,644
Provision for loss on real estate	—	—	—	12,749
Provision for loss on investment	—	—	—	14,558

Total Expenses	150,877	128,432	546,763	489,224

Operating lncome	38,167	41,152	175,231	158,167

Other lncome (Expense)
Interest and other income	1,330	1,757	6,597	5,280
Foreign currency exchange gain	—	—	—	3,340
Loss on early debt retirement	(922)	(2,656)	(6,842)	(7,032)
Recovery on insurance claims	—	24	74	739
Interest expense	(34,762)	(35,730)	(138,564)	(137,398)
Derivative gain	—	3,753	—	1,073
Lawsuit and other settlements	1,653	3,582	3,288	3,676

Total Other Expense	(32,701)	(29,270)	(135,447)	(130,322)

Income before Income Taxes, Minority Interest, (Loss) Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and (Loss) Gain on Disposition of Real Estate, Net	5,466	11,882	39,784	27,845
Benefit (Provision) for income and other corporate taxes, net	508	(1,778)	3,754	(4,379)
Minority interest	10	(880)	(1,048)	(1,834)
(Loss) Income from unconsolidated real estate joint ventures	(2,679)	3,995	9,195	15,243

Income from Continuing Operations	3,305	13,219	51,685	36,875

Discontinued Operations
Income (Loss) from discontinued operations	2,154	8,457	19,614	(68,428)
Gain on disposition of discontinued real estate, net	93,590	77,667	133,075	125,508

Income Before (Loss) Gain on Disposition of Real Estate, Net	99,049	99,343	204,374	93,955
(Loss) Gain on disposition of real estate, net	(21)	4,764	145	7,358

Net Income	99,028	104,107	204,519	101,313

Special voting and Class F convertible stockholders’ dividends	(742)	(909)	(4,438)	(4,824)

Net Income Available to Common Stockholders	$98,286	$103,198	$200,081	$96,489

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Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31

$ in thousands, except share and per share amounts	2005	2004	2005	2004
Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.02	$0.11	$0.31	$0.26
Diluted	$0.02	$0.11	$0.30	$0.26

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.63	$0.68	$1.29	$0.64
Diluted	$0.62	$0.67	$1.27	$0.63

Weighted average shares outstanding
Basic	156,203,111	151,884,824	154,847,663	151,596,514
Diluted	159,191,349	153,470,355	157,877,915	153,109,854

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except share and per share amounts	2005	2004	2005	2004
Numerator:

Income from continuing operations	$3,305	$13,219	$51,685	$36,875
(Loss) Gain on disposition of real estate, net	(21)	4,764	145	7,358
Less: Special voting and Class F convertible stockholders’ dividends	(742)	(909)	(4,438)	(4,824)

Income from Continuing Operations Available to Common Stockholders	2,542	17,074	47,392	39,409

Discontinued operations	95,744	86,124	152,689	57,080

Net Income Available to Common Stockholders	$98,286	$103,198	$200,081	$96,489

Denominator:

Weighted average shares outstanding

Basic	156,203,111	151,884,824	154,847,663	151,596,514
Dilutive effect of securities	2,988,238	1,585,531	3,030,252	1,513,340

Diluted	159,191,349	153,470,355	157,877,915	153,109,854

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.02	$0.11	$0.31	$0.26
Discontinued operations	0.61	0.57	0.99	0.38

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding – Basic(1)	$0.63	$0.68	$1.29	$0.64

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.02	$0.11	$0.30	$0.26
Discontinued operations	0.60	0.56	0.97	0.37

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding – Diluted (1)	$0.62	$0.67	$1.27	$0.63

(1)	May not total the sum of the per share components due to rounding.

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Reconciliation of Funds from Operations
     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.
     The following tables set forth the reconciliation of the Company’s funds from operations from its net income available to common stockholders, both on an aggregate and per share basis, for the three and twelve months ended December 31, 2005 and 2004:

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Reconciliation of Funds from Operations (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except share and per share amounts	2005	2004	2005	2004
Net income available to common stockholders	$98,286	$103,198	$200,081	$96,489

Add/(deduct):
Loss (Gain) on disposition of real estate, net	21	(4,764)	(145)	(7,358)
Gain on disposition of discontinued real estate, net	(93,590)	(77,667)	(133,075)	(125,508)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	(704)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	59,929	43,863	199,826	178,847

Funds from operations available to common stockholders	$64,646	$64,630	$266,687	$141,766

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Reconciliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except share and per share amounts	2005	2004	2005	2004
Net income available to common stockholders	$0.63	$0.68	$1.29	$0.64

Add/(deduct):
Loss (Gain) on disposition of real estate, net	—	(0.03)	—	(0.05)
Gain on disposition of discontinued real estate, net	(0.60)	(0.51)	(0.86)	(0.83)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.38	0.29	1.29	1.18

Funds from operations available to common stockholders per weighted average common share outstanding — basic (a)	$0.41	$0.43	$1.72	$0.94

Weighted average shares outstanding — basic	156,203,111	151,884,824	154,847,663	151,596,514

(a)	Funds from operations available to common stockholders per weighted average common share outstanding-basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except share and per share amounts	2005	2004	2005	2004
Net income available to common stockholders	$0.62	$0.67	$1.27	$0.63

Add/(deduct):
Loss (Gain) on disposition of real estate, net	—	(0.03)	—	(0.05)
Gain on disposition of discontinued real estate, net	(0.59)	(0.51)	(0.84)	(0.82)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.38	0.29	1.27	1.17

Funds from operations available to common stockholders per weighted average common share outstanding – diluted (a)	$0.41	$0.42	$1.69	$0.93

Weighted average shares outstanding – diluted	159,191,349	153,470,355	157,877,915	153,109,854

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earning and FFO per Share Guidance (unaudited)
The following table sets forth the reconciliation of the Company’s guidance on FFO per diluted share with net income available to common stockholders per diluted share for 2006.

	Full Year 2006
	Low	-	High
Projected net income available to common stockholders (diluted)[1]	$0.28	-	$0.36

Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.32	-	1.34

Projected FFO available to common stockholders (diluted) [1]	$1.60	-	$1.70

(1)	The guidance for 2006 net income available to common stockholders and FFO includes the impact of anticipated property dispositions on operating income, but does not include any gains or losses from such dispositions. In addition, the guidance does not reflect any estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2006. Additionally, the guidance does not include the operating results from the pending acquisition of a portfolio comprised of thirteen office properties currently owned by Arden Realty, Inc.

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